THIRD AMENDMENT

(dated and effective April 26, 2004)

to

LOAN AGREEMENT

(that was effective May 1, 2002)

by and between

LASALLE BANK NATIONAL ASSOCIATION,

as Lender,

and

CENTENE CORPORATION,

as Borrower

In consideration of their mutual agreements herein and for other sufficient consideration, the receipt of which is hereby acknowledged, CENTENE CORPORATION, a Delaware corporation (Borrower) and LASALLE BANK NATIONAL ASSOCIATION (Lender) agree as follows:

1. Definitions; Section References. The term Original Loan Agreement means the Loan Agreement dated as of May 1, 2002 between Borrower and Lender, as amended by that certain First Amendment thereto dated as of June 30, 2003 and effective as of May 1, 2003, as further amended by that certain Second Amendment thereto dated and effective as of August 1, 2003. The term this Amendment means this Third Amendment. The term Loan Agreement means the Original Loan Agreement as amended by this Amendment. Capitalized terms used and not otherwise defined herein have the meanings defined in the Loan Agreement. Section and Exhibit references are to sections of, and exhibits to, respectively, the Original Loan Agreement unless otherwise specified.

2. Conditions to Effectiveness of this Amendment. This Amendment is effective as of April 26, 2004, but only if the following conditions have been satisfied on or before April 26, 2004:

2.1. This Amendment has been executed by Borrower and Lender.

2.2. That certain Amended and Restated Revolving Note payable to Lender in the principal amount of $50,000,000 has been executed by Borrower.

2.3. That certain Stock Pledge Agreement regarding Borrower’s capital stock in Buckeye Community Health Plan, Inc. dated as of even date herewith has been executed by Borrower (and original certificates representing 100% of the outstanding capital stock of Buckeye Community Health Plan, Inc., together with a stock power duly executed in blank, have been delivered to Lender).

2.4. Borrower has delivered to Lender certificates of good standing for the following Persons, issued by the Secretary of State of the following states:

2.4.1. Borrower (Delaware and Missouri).

2.4.2. Buckeye Community Health Plan, Inc. (Ohio).

2.5. Borrower has delivered to Lender a Certificate of the Secretary of Borrower certifying (i) that the Charter Documents of Borrower have not been amended since May 1, 2002, (ii) that the Charter Documents of the direct Subsidiaries of Borrower have not been amended since the later of the date of formation of such Subsidiary or May 1, 2002, (iii) that resolutions duly adopted by the Board of Directors of Borrower authorizing the execution, delivery and performance of this Amendment and the documents described herein by Borrower and the performance of this Amendment and the transactions described herein by Borrower are attached to such certificate and remain in full force and effect, and (iv) the names, titles, and true signatures of the incumbent corporate officers who are authorized to sign this Amendment or attest signatures or seals on this Amendment on behalf of Borrower.

2.6. Borrower has delivered to Lender a Certificate or Articles of Incorporation for Buckeye Community Health Plan, Inc., certified by the Ohio Secretary of State.

2.7. Borrower has caused to be delivered to Lender an opinion of Borrower’s counsel in form and substance satisfactory to Lender.

3. Amendments to Original Loan Agreement. The Original Loan Agreement is hereby amended as follows:

3.1. Covered Persons. Section 2.3 is deleted in its entirety and replaced with the following:

2.3. References to Covered Persons. The words Covered Person, a Covered Person, any Covered Person, each Covered Person and every Covered Person refer to Borrower and each of its Subsidiaries (direct or indirect, whether now existing or hereafter created) separately, excluding any Dormant Subsidiary so long as it qualifies as a Dormant Subsidiary hereunder, but specifically including Centene Management Company LLC, a Wisconsin limited liability company, Centene Corporation of Texas, a Texas corporation, Managed Health Services Insurance Corp., a Wisconsin corporation, Superior HealthPlan, Inc., a Texas corporation, Coordinated Care Corporation Indiana, Inc., an Indiana corporation, Managed Health Services Illinois, Inc., an Illinois corporation, MHS Consulting Corporation, a Wisconsin corporation, Bankers Reserve Life Insurance Company of Wisconsin, a Wisconsin insurance company, University Health Plans, Inc., a New Jersey corporation, Cenphiny, Inc., a Delaware corporation, Centene Finance Corporation, a Delaware corporation, and Buckeye Community Health Plan, Inc., an Ohio corporation. The words Covered Persons refer to Borrower and its now existing or hereafter created Subsidiaries (whether direct or indirect), excluding any Dormant Subsidiary so long as it qualifies as a Dormant Subsidiary hereunder, but specifically including each of the Persons specifically mentioned in the prior sentence, collectively. Borrower agrees that any Subsidiary which is a Dormant Subsidiary will automatically become a Covered Person hereunder without any further action if at any time such Subsidiary ceases to be a Dormant Subsidiary.

3.2. Revolving Commitment. Section 3.1.1 is amended by replacing the figure “$25,000,000” with the figure “$50,000,000”.

3.3. Maturity Date. Section 6.1 is amended by replacing the date “May 1, 2004” with the date “May 1, 2005”.

3.4. Charter Documents. Section 13 is amended by inserting the following new Section 13.21:

13.21. Charter Documents of Subsidiaries. Within five Business Days of Lender’s written request, Borrower will deliver, or cause to be delivered to

Lender, then current copies of the Charter Documents of Borrower or any Subsidiary of Borrower so requested by Lender, certified by Borrower or such Subsidiary as being true and correct.

3.5. New Subsidiaries. Section 14.14 is deleted in its entirety and replaced with the following:

14.14. New Subsidiaries. Acquire, organize or create any Subsidiary; provided, however, that Borrower may (or may permit a Covered Person to) (i) acquire a Subsidiary as part of a Permitted Acquisition or (ii) organize or create a Subsidiary, so long as, in the case of clauses (i) or (ii), Borrower notifies Lender in writing at least 15 days prior to the acquisition, organization, or creation of such Subsidiary and contemporaneously with such acquisition, organization, or creation, (a) if such Subsidiary is a direct Subsidiary of Borrower or if Lender so requests in writing, the applicable Covered Person executes and delivers to Lender a pledge of 100% of such Subsidiary’s capital stock, membership interests, or other equity interests owned by such Covered Person on terms satisfactory to Lender, (b) such Subsidiary becomes (and if Lender so requests in writing, confirms in writing that it is) a Covered Person under this Agreement (provided, however, that such Subsidiary will automatically become a Covered Person hereunder upon such acquisition, organization, or creation regardless of whether Lender requests or such Subsidiary provides such written confirmation), and (c) all of the representations and warranties contained in this Agreement are true and correct with respect to such Subsidiary as of the date of acquisition, organization, or creation.

3.6. Modification of Charter Documents. Section 14 is amended by inserting the following new Section 14.18:

14.18. Modification of Charter Documents. Amend, restate, modify, or replace its Charter Documents unless (i) in the case of Borrower or any direct Subsidiary of Borrower, copies of such amendment, restatement, modification, or replacement are promptly provided to Lender, (ii) in all cases such amendment, restatement, modification, or replacement does not adversely affect any rights of Lender hereunder, under any Security Documents, or at law, and (iii) in all cases such amendment, restatement, modification, or replacement is not reasonably likely to have a Material Adverse Effect.

3.7. Definition of Dormant Subsidiary. Exhibit 2.1 (Glossary) is amended by inserting the following new term and definition in its proper alphabetical location:

Dormant Subsidiary – any Subsidiary of Borrower which (i) has no employees, (ii) conducts no business operations, (iii) has no income, (iv) has no assets or liabilities, and (v) maintains no deposit accounts.

3.8. Disclosure Schedule. Exhibit 12 (Borrower’s Disclosure Schedule) is replaced with Exhibit 12, attached hereto.

4. Representations and Warranties. Borrower hereby represents and warrants to Lender as of the date hereof that (i) this Amendment and each and every other document and instrument delivered by Borrower in connection with this Amendment (each, an Amendment Document and, collectively, the Amendment Documents) has been duly authorized by its Board of Directors, (ii) no consents are necessary from any third Person for its execution, delivery or performance of the Amendment Documents to which it is a party which have not been obtained and a copy thereof delivered to Lender, (iii) each of the Amendment Documents to which it is a party constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except to the extent that the enforceability thereof against it may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally or by equitable principles of general application (whether considered in an action at law or in equity), (iv) all of the representations and warranties contained in Section 12, as amended by this Amendment, are true and correct in all material respects with the same force and effect as if made on and as of the date of this Amendment, except that with respect to the representations and warranties made regarding financial data, such representations and warranties are hereby made with respect to the most recent Financial Statements and other financial data (in the form required by the Original Loan Agreement) delivered by it to Lender, and (v) there exists no Default or Event of Default under the Original Loan Agreement.

5. Effect of Amendment. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lender under the Original Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Original Loan Agreement or any of the other Loan Documents or any Existing Default or Event of Default, nor act as a release or subordination of the Security Interests of Lender under the Security Documents. Each reference in the Original Loan Agreement to the Agreement, hereunder, hereof, herein, or words of like import, shall be read as referring to the Original Loan Agreement as amended hereby. Each reference in the other Loan Documents to the Loan Agreement shall be read as referring to the Original Loan Agreement, as amended hereby.

6. Reaffirmation. Borrower hereby acknowledges and confirms that (i) except as expressly amended hereby, the Original Loan Agreement and other Loan Documents remain in full force and effect, (ii) the Loan Agreement, as amended hereby, is in full force and effect, (iii) it has no defenses to its obligations under the Loan Agreement or any of the other Loan Documents to which it is a party, (iv) the Security Interests of Lender under the Security Documents continue in full force and effect and have the same priority as before this Amendment, and (v) it has no claim against Lender arising from or in connection with the Loan Agreement or the other Loan Documents.

7. Counterparts. This Amendment may be executed by the parties hereto on any number of separate counterparts, each of which shall be deemed an original, but all of which counterparts taken together shall constitute one and the same instrument. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged.

8. Counterpart Facsimile Execution. This Amendment, or a signature page thereto intended to be attached to a copy of this Amendment, signed and transmitted by facsimile machine or telecopier shall be deemed and treated as an original document. The signature of any Person thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party hereto, any facsimile or telecopy document is to be re-executed in original form by the Persons who executed the facsimile or telecopy document. No party hereto may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Amendment.

9. Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the internal laws of the State of Illinois applicable to contracts made and to be performed wholly within such state, without regard to choice or conflict of laws provisions.

10. Section Titles. The section titles in this Amendment are for convenience of reference only and shall not be construed so as to modify any provisions of this Amendment.

11. Incorporation By Reference. Lender and Borrower hereby agree that all of the terms of the Loan Documents are incorporated in and made a part of this Amendment by this reference.

12. Statutory Notice - Oral Commitments. Nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents or this Amendment:

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

BORROWER ACKNOWLEDGES THAT THERE ARE NO OTHER AGREEMENTS BETWEEN LENDER AND BORROWER, ORAL OR WRITTEN, CONCERNING THE SUBJECT MATTER OF THE LOAN DOCUMENTS, AND THAT ALL PRIOR AGREEMENTS CONCERNING THE SAME SUBJECT MATTER, INCLUDING ANY PROPOSAL, TERM SHEET OR LETTER, ARE MERGED INTO THE LOAN DOCUMENTS AND THEREBY EXTINGUISHED.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by appropriate duly authorized officers as of the date first above written.

Borrower:

CENTENE CORPORATION

By:	/s/ Karey L. Witty
Name:	Karey L. Witty
Title:	SVP, CFO & Secretary

Lender:

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ Sam L. Dendrinos
Name:	Sam L. Dendrinos
Title:	First Vice President